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                                                               Exhibit 10.3(11)

                                SECOND AMENDMENT
                                       TO
                      G. B. DEALEY RETIREMENT PENSION PLAN
              (As Amended and Restated Effective October 1, 1989)


     A. H. Belo Corporation, a Delaware corporation (the "Company"), pursuant to authority of the Compensation Committee of the Board of Directors, adopts the following amendments to the G. B. Dealey Retirement Pension Plan (the "Plan").

     1. The first two sentences of Section 1.11 of the Plan ("Compensation") are deleted and replaced by the following sentence, effective as of January 1, 1997:
          "Compensation" means the base pay, overtime pay, shift differential pay, premium pay, bonuses and commissions paid to an Employee by the Participating Employers for services performed for the Participating Employers, excluding any other form of remuneration.

     2. The first paragraph of Section 1.11 of the Plan ("Compensation") is amended by the addition of the following sentence, effective as of June 2, 1997:

     The annual Compensation of an Employee who is covered by a collective bargaining agreement will also be subject to any applicable limit on the amount of such Compensation that may be taken into account for purposes of the Plan.

     3. The third paragraph of Section 1.11 ("Compensation"), relating to family aggregation is deleted from the Plan effective for Plan Years beginning after December 31, 1996.

     4. Section 1.15 of the Plan ("Credited Service") is amended by the addition of the following paragraph, effective as of June 2, 1997:

          An Employee who became an employee of KMOV-TV, Inc.
     (formerly, Third Avenue Television, Inc.) on

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      June 2, 1997, and who immediately prior to that date was an employee of
      Viacom Broadcasting of Missouri, Inc. ("Viacom") will receive credit for his period of employment with Viacom or any affiliate of Viacom, calculated in the same manner as if it had been employment with a Controlled Group Member, for purposes of his vested interest in his retirement benefit under Article 7 of the Plan, but not for purposes of determining the amount of his retirement benefit or for any other purpose of the Plan.

      5. The last paragraph of Section 1.15, relating to employees of Owensboro Messenger-Inquirer, Inc., is amended by changing the date "January 5, 1996" to "January 1, 1996."

      6. Section 2.1(iii) of the Plan, relating to special eligibility rules for employees of Owensboro Messenger-Inquirer, Inc., is amended by changing the date "January 4, 1996" to "December 31, 1995," and by changing the date "January 5, 1996" to "January 1, 1996."

      7. Section 2.1 of the Plan ("Eligibility to Participate") is amended by the addition of the following paragraph, effective as of June 2, 1997:

           (iv) Each Employee of KMOV-TV, Inc. (formerly, Third Avenue Television, Inc.) who completed a year of Credited Service on or before June 1, 1997, will become a Participant on June 2, 1997. Notwithstanding the foregoing, an Employee of KMOV-TV, Inc. who is covered by a collective bargaining agreement with the Directors Guild of America, Inc. or the American Federation of Television and Radio Artists will not become a Participant unless and until the terms of such collective bargaining agreement, as amended or renewed from time to time, permit participation in the Plan.

      8. Article 2 of the Plan is amended by the addition of the following sentence, effective as of December 12, 1994:


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           2.4   Veterans' Reemployment Rights.

                 (a) Service Credit. An Employee who returns to employment with a Controlled Group Member following a period of Qualified Military Service (as hereinafter defined) will not be treated as having incurred any Break in Service Years because of his period of Qualified Military Service. In addition, each period of Qualified Military Service will, upon reemployment with a Controlled Group Member, be deemed to be employment with such Controlled Group Member for purposes of the Plan.

                 (b) Compensation. An Employee described in subsection (a) above will be treated for Plan purposes as having received compensation from the Controlled Group Member during each period of Qualified Military Service equal to (i) the compensation the Employee would have received during such period of Qualified Military Service if he were not in Qualified Military Service, based on the rate of pay the Employee would have received from the Controlled Group Member but for his absence during the period of Qualified Military Service or (ii) if the compensation the Employee would have received during his period of Qualified Military Service is not reasonably certain, the Employee's average compensation from the employer during the 12-month period immediately preceding the Qualified Military Service, or if shorter, during the period of employment immediately preceding the Qualified Military Service.

                 (c) Qualified Military Service. For purposes of the Plan, the term "Qualified Military Service" means service in the uniformed services (within the meaning of the Uniformed Services Employment and Reemployment Rights Act ("USERRA"), provided the Employee is entitled under USERRA to reemployment rights with a Controlled Group Member and the Employee returns to employment with the Controlled Group Member within the period in which such reemployment rights are guaranteed.

      9. The first sentence of Section 4.3 ("Late Retirement Benefit") is amended in its entirety, effective as of June 1, 1997, to read as follows:

      A Participant who remains or again becomes an Employee after attaining age 65 will receive a monthly retirement benefit beginning on the first day of the month immediately following his termination of employment or, if earlier, the first day of any month following the date on which the Participant attains age 70-1/2 that the Participant elects


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      in accordance with procedures established by the Committee from time to time.

      10. Article 5 of the Plan is amended by the addition of the following section effective as of January 1, 1997:

           5.5 Waiver of 30-day Waiting Period. Notwithstanding any other provision of the Plan, a distribution to which Code section 411(a)(11) or Code section 417 applies may be made or may begin less than 30 days after an explanation of the distribution options has been furnished to the Participant provided that (i) the Committee clearly informs the Participant that he has the right to consider whether to accept a distribution and whether to consent to a particular form of distribution for at least 30 days after he has been provided the relevant information,
      (ii) the Participant affirmatively elects to waive the 30-day notice period and receive a distribution, and (c) with respect to a distribution to which Code section 417 applies, the Participant is permitted to revoke the election and make a new election at any time prior to the later of the date of distribution or the expiration of the seven-day period after the explanation of distribution options (including the Qualified Joint and Survivor Annuity) is provided to the Participant.

      11. Section 7.1(c) of the Plan ("Full Vesting for Certain Participants") is amended by the addition of the following paragraph effective as of June 2, 1997:
           A Participant who was an employee of Third Avenue Television, Inc. on June 1, 1997, who terminated employment with Third Avenue Television as a result of the sale of assets of Third Avenue Television on June 2, 1997, and who was not immediately employed by another Controlled Group Member will have a 100% vested and nonforfeitable interest in his Accrued Benefit as of the date of his termination of employment without regard to his years of Credited Service.

      12. Section 9.2(j) of the Plan is amended in its entirety effective for Plan Years beginning after December 31, 1996, to read as follows:

           (j) Includable Compensation. means an Employee's wages as defined in Code section 3401(a) for purposes of income tax withholding at the source (but determined without


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      regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed) that are paid to a Participant by the Participating Employers.

      13. Section 9.3(j) of the Plan ("Aggregate Benefit Limitation") is amended by the addition of the following sentence as the first sentence of such
Section:

      The provisions of this Section will apply to Plan Years ending before January 1, 2000.

      Executed at Dallas, Texas, this 24th day of July, 1997.


                                    A. H. BELO CORPORATION



                                    By   /s/ MICHAEL J. MCCARTHY
                                      -------------------------------------
                                      Name:  Michael J. McCarthy

                                      Title: Senior Corporate Vice President/
                                               General Counsel and Secretary






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